THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND IS SUBJECT TO CERTAIN RESTRICTIONS WITH RESPECT TO ITS TRANSFER CONTAINED IN SECTION 11 HEREOF.

THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF WITHHOLDING, OFFSET AND CREDIT AS SET FORTH IN SECTION 9 HEREOF.

                          SUBORDINATED PROMISSORY NOTE


                    U.S. $_________________ Principal Amount
                         Issuance Date:  August 1, 1994


     1. General. FOR VALUE RECEIVED, the undersigned, JUSTIN INDUSTRIES, INC., a Texas corporation (hereinafter called the "Maker"), upon the terms and subject to the conditions set forth herein, hereby promises to pay to the order of ____________________________ (hereinafter, with all subsequent permitted owners or holders of this Note, collectively called the "Payee"), the principal sum of _________________________________, as adjusted in accordance with the provisions set forth in Section 9 hereof (the "Principal Amount"), together with interest on the outstanding Principal Amount owing hereunder at the interest rate determined as provided herein.

     2. Interest. Subject to Section 9 hereof, interest on the outstanding Principal Amount shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date. Interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

     Interest for the period from the Issuance Date to but not including November 1, 1994 shall be at the rate of 8.25% per annum. Interest for each subsequent period beginning on an Interest Determination Date (as such term is hereinafter defined) and ending on but not including the next succeeding Interest Determination Date thereafter (a "Quarterly Period") shall be at a rate per annum equal to one percent (1%) over the Prime Rate (as such term is hereinafter defined) in effect for such Quarterly Period as determined below.

     As used herein, "Interest Determination Date" shall mean the first day of August, November, February, and May of each year commencing on November 1, 1994, or if any such date is not a Business Day (as such term is hereinafter defined), then on the next succeeding day that is a Business Day.

     As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday, or any other day on which banking institutions in the city of Fort Worth, Texas are authorized or obligated by law or executive order to be closed.

     The "Prime Rate" shall be fixed on each Interest Determination Date that begins a Quarterly Period. As used herein, "Prime Rate" shall be the rate of interest announced by NationsBank Texas, N.A., at its principal office in Dallas, Texas, as its prime commercial lending rate in effect on such Interest Determination Date.

     Notwithstanding anything to the contrary set forth herein, no interest on the outstanding Principal Amount shall accrue or be payable in excess of the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Payee in accordance with the laws of the State of Texas from time to time in effect (except to the extent Federal law permits the Payee to contract for, charge, take, receive or reserve a greater amount of interest), due credit being given for all charges made in connection with the loan evidenced hereby that may be treated as interest under applicable law.

     Notwithstanding anything to the contrary set forth herein, if any amount of the Principal Amount or interest accruing thereon (except as to any amount which is subject to withholding or offset or credit pursuant to Section 9 hereof) shall not be paid within 15 days after the same becomes due and payable, whether at maturity or by acceleration, such amount, whether of the Principal Amount or of accrued interest thereon, shall bear interest until paid at the rate of interest per annum equal to the lesser of:

          (i) two percent (2%) above the rate that would otherwise then be borne under this Note; or

          (ii) the Maximum Rate.

     3. Place of Payment. The Principal Amount and interest accruing thereon shall be payable as set forth below in lawful money of the United States of America ___________________________ or at such other place as the Payee may from time to time designate by written notice to the Maker.

     4. Scheduled Payments. Except as otherwise provided in Sections 6 and 9 hereof, the Principal Amount shall be paid in twenty (20) equal quarterly installments of principal in the amount of ____________________________________ each, plus all accrued and unpaid interest hereunder, on the first day of August, November, February and May of each year commencing on November 1, 1994, and thereafter on the first day of each succeeding February, May, August and November through August 1, 1999. All of the Principal Amount outstanding and any accrued and unpaid interest on August 1, 1999 shall be due and payable on such date, except for any amount which is subject to withholding or offset or credit pursuant to Section 9 hereof. Unless otherwise agreed or required by applicable law, all payments made hereunder will be applied first to any unpaid collection costs (including reasonable attorneys' fees), then to accrued but unpaid interest, and then to the Principal Amount.

     5.   Prepayments of the Principal Amount.

          5.1 Prepayment Without Premium or Penalty. At its option the Maker may prepay all or any portion of the outstanding Principal Amount (and/or the accrued and unpaid interest hereunder) at any time or from time to time, without premium or penalty. From and after such date of prepayment, interest on such prepaid Principal Amount shall cease to accrue.

          5.2 Notation of Prepayment. Upon any partial prepayment of the Principal Amount, at the option of the Payee, either (i) this Note shall be surrendered to the Maker in exchange for a new Note in a principal amount equal to the Principal Amount remaining unpaid when surrendered, and otherwise having the same terms and provisions as the Note surrendered, or (ii) this Note shall be made available to the Maker at the place of payment for notation thereon of the portion of the Principal Amount so prepaid, or (iii) the Payee shall make a notation of the Principal Amount so prepaid and supply a copy of this Note with such notation to the Maker.

          5.3 No Reissue of Prepaid or Surrendered Notes. In the case of the prepayment in full of the Principal Amount, and payment of all accrued but unpaid interest hereunder, this Note shall be cancelled by the Payee and shall not be reissued, and no Note shall be issued in lieu of any prepaid Principal Amount.

     6.   Events of Default; Remedies.

          6.1  Events of Default. An "Event of Default" occurs if:

               (a) the Maker defaults in the payment of interest or principal on this Note (other than with respect to any amount which is subject to withholding or offset or credit pursuant to Section 9 hereof) when the same becomes due and payable, and such default continues for a period of 15 days; or

               (b) the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail to pay its debts generally as they become due; or

               (c) an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 120 days; or

               (d) the Maker shall cease to exist, be dissolved or terminated, and not reconstituted substantially simultaneously therewith in accordance with its corporate charter.

          6.2 Acceleration. If an Event of Default (other than an Event of Default under Section 6.1(b) or (c) hereof) occurs and is continuing, the Payee, by notice to the Maker, may declare the entire Principal Amount and accrued interest thereon to be due and payable immediately. Upon such declaration such Principal Amount and interest thereon shall be due and payable immediately. The Payee may rescind such an Event of Default in writing signed by the Payee, and may also rescind in writing an acceleration and its consequences if all existing Events of Default have been cured or waived, and if the rescission would not conflict with any judgment or decree. Upon any rescission of acceleration, this Note shall be reinstated pursuant to its terms prior to acceleration, as if such acceleration had not occurred. No such rescission shall affect any subsequent default or impair any right consequent thereto. If an Event of Default described in Section 6.1(b) or (c) hereof occurs, the entire Principal Amount and accrued interest thereon shall be due and payable immediately.

          6.3 Other Remedies. A delay or omission by the Payee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     7. Usury Savings Clause. The Maker and the Payee intend to conform to and contract in strict compliance with applicable usury laws from time to time in effect. All agreements between the Maker and the Payee are hereby limited by the provisions of this Section 7 which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including, but not limited to, prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Note, or otherwise, exceed the maximum amount permissible under applicable law. For purposes hereof, "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Note. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum lawful amount, any such construction shall be subject to the provisions of this
Section 7 and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the maximum amount permitted under applicable law, without the necessity of execution of any amendment or new document. If the Payee shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the Principal Amount in the inverse order of its maturity and not to the payment of interest, or refunded to the Maker if and to the extent such amount which would have been excessive exceeds such unpaid Principal Amount. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Payee does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of this Note so that the amount of interest on account of this Note does not exceed the maximum permitted by applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate permitted by applicable law, the Maker and the Payee shall, to the maximum extent permitted under applicable law, (i) treat all loans as but a single extension of credit, (ii) characterize any nonprincipal payments as an expense, fee or premium rather than as interest,
(iii) exclude voluntary prepayments and the effects thereof, and (iv) "spread" the total amount of interest throughout the entire term of this Note (including any renewal or extension thereof). As used in this Section 7, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     8. Replacement of Note. Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker shall issue a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.

     9. Stock Purchase Agreement; Offsets and Credits. This Note is one of a number of promissory notes of like tenor made by the Maker on the Issuance Date in the aggregate principal amount of $5,000,000 and all bearing interest at the same rate and payable and maturing on the same dates as provided in this Note (collectively, the "Subordinated Notes"). This Note has been executed and delivered as part of the consideration for the purchase of certain capital stock pursuant to the terms of that Stock Purchase Agreement, dated as of August 1, 1994 (the "Purchase Agreement"), by and among Clarence W. Dowdy, Rosalie Dowdy, David W. Dowdy, David W. Dowdy Children's Trust, Dianne Poteet, Dianne Poteet Children's Trust, Catherine Ann Eden, Catherine Ann Eden Children's Trust, Eden Children's Present Interest Trusts, Nancy Machu, and Herman P. Waters (each of the foregoing being herein referred to individually as a "Seller" and collectively as the "Sellers"), the Maker, Acme Brick Company ("Acme"), American Tile Supply, Inc., American Tile Supply of Fort Worth, Inc., American Tile Supply of Austin, Inc., and Ceramic Trading Corporation.

     Pursuant to Section 4.2 of the Purchase Agreement, each of the Sellers has agreed, jointly and severally, to indemnify, defend, protect, save and hold harmless the Maker, Acme and the other Buyer Indemnitees (as such term is defined in the Purchase Agreement) against, and will reimburse the Buyer Indemnitees on demand for, any and all Losses (as such term is defined in the Purchase Agreement) made or incurred by or asserted against the Buyer Indemnitees directly or indirectly arising out of, related to, caused by, or resulting from Seller Indemnifiable Claims (as such term in hereinafter defined). In addition to any other rights of the Buyer Indemnitees, if any Seller Indemnifiable Claim remains unresolved as between the Maker or Acme and such Seller on any date on which any payment of any amount is otherwise due and payable under this Note (including the Principal Amount or any interest accrued or accruing hereunder), and if the unpaid principal amount of the Subordinated Notes as of such date is equal to or less than an amount equal to 150% of the aggregate amount of all estimated Losses with respect to all unresolved Seller Indemnifiable Claims, then the Maker shall be entitled to withhold payment of any such amount that is otherwise due and payable under one or more of the Subordinated Notes up to an aggregate amount equal to the estimated Losses with respect to all such unresolved Seller Indemnifiable Claims until the earlier of
(i) such time as such Seller has paid all such Seller Indemnifiable Claims in full or otherwise corrected or remedied all such Seller Indemnifiable Claims to the reasonable satisfaction of the Maker and Acme or (ii) final adjudication (including appeals) by a court of competent jurisdiction; provided, however, that except for Seller Indemnifiable Claims by the Buyer Indemnitees relating to any representation or warranty of Sellers set forth in Section 2.11, 2.12, 2.15.1, 2.18, 2.22 or 2.25 of the Purchase Agreement or any matter referred to in Section 4.2(b), 4.2(c) or 4.2(d) of the Purchase Agreement, no amount otherwise due and payable under one or more of the Subordinated Notes (including the principal amount or any interest accrued or accruing thereunder) may be so withheld by the Maker unless and until the aggregate of all Losses incurred by all Buyer Indemnitees with respect to one or more Seller Indemnifiable Claims (other than Losses incurred by the Buyer Indemnitees with respect to Seller Indemnifiable Claims relating to any representation or warranty of Sellers set forth in Section 2.11, 2.12, 2.15.1, 2.18, 2.22 or 2.25 of the Purchase
Agreement or any matter referred to in Section 4.2(b), 4.2(c) or 4.2(d) of the Purchase Agreement) shall exceed the Threshold (as such term is defined in the Purchase Agreement).

     Upon a final determination (by a court of competent jurisdiction or otherwise by agreement of the Maker and Acme and such Seller) of the value of any Seller Indemnifiable Claim, or if such Seller has not paid such Seller Indemnifiable Claim in full or otherwise corrected or remedied such Seller Indemnifiable Claim to the reasonable satisfaction of the Maker and Acme by the earlier of the fifth anniversary of the Issuance Date or the date that the Subordinated Notes are paid in full, then the Maker shall be entitled to an offset and credit against the unpaid payments of the Principal Amount (or the unpaid payments of the principal amount of one or more of the other Subordinated Notes) in an aggregate amount equal to the value of such Seller Indemnifiable Claim. Any such offset and credit shall be retroactive to and effective as of the Issuance Date, and no portion of the Principal Amount which is subject to such offset and credit shall bear any interest at any time.

     10. Subordination Provisions. The Payee covenants and agrees, by its acceptance of this Note, that all Junior Claims (as such term is hereinafter defined) are and shall be subordinated to the prior payment in full of the Senior Claims (as such term is hereinafter defined), to the extent and in the manner set forth below:

          10.1 Certain Definitions. As used herein, the following terms shall have the respective meanings set forth below:

               (a) "Designated Senior Indebtedness" of the Maker shall mean and include the Indebtedness of the Maker described on Attachment I attached hereto and any additional Obligations hereafter incurred or arising relating thereto.

               (b) "Indebtedness" of the Maker shall mean and include, as of any date as of which the amount thereof is to be determined, without duplication:
(i) any Obligation, contingent or otherwise, for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Maker or only to a portion thereof and whether or not represented by bonds, debentures, notes or other instruments evidencing debt (other than equity securities of the Maker));
(ii) any Obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto (other than accounts payable included in current liabilities and incurred in respect of property and services purchased in the ordinary course of business); (iii) except to the extent supporting Indebtedness of the Maker, any Obligation of the Maker under or in connection with any letter of credit issued for the account of the Maker and, without duplication, all drafts drawn, or demands for payment honored, thereunder; (iv) any Obligation under any lease, the Obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles, or any other Obligation pursuant to any sale and leaseback transaction; (v) any note payable or draft accepted representing an extension of credit (other than extensions of credit for property or services purchased in the ordinary course of business), representing an Obligation for borrowed money; and (vi) any guarantee, endorsement, assumption or other contingent Obligation (or any Obligation which is the economic effect of a guarantee, endorsement, assumption or other contingent Obligation, regardless of its characterization) with respect to Indebtedness (of a kind otherwise described in this definition) of another person. The amount of Indebtedness of the Maker at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the liability of any such contingent Obligations at such date required to be disclosed on the Maker's balance sheet in accordance with generally accepted accounting principles.

               (c) "Junior Claims" shall mean the Principal Amount of and all interest on (including, without, limitation, any interest which accrues after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Maker to the extent allowed by the tribunal exercising jurisdiction in any such case, proceeding or action) the indebtedness of the Maker under this Note whether now or hereafter incurred or arising, and all other sums, whether direct or contingent, payable by the Maker under this Note or the Purchase Agreement and any documents executed in connection with this Note or the Purchase Agreement, whether now provided for or hereafter provided for.

               (d) "Obligations" shall mean, with respect to the Senior Claims, all amounts of principal of, prepayment charge or premium, if any, and interest on (including, without limitation, any interest which accrues after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Maker to the extent allowed by the tribunal exercising jurisdiction in any such case, proceeding or action), the Senior Claims, and all other sums, whether direct or contingent, payable by the Maker on the Senior Claims or under any agreement or document pursuant to which such Senior Claims were issued or are secured.

               (e) "Senior Claims" shall mean the Designated Senior Indebtedness and all other Indebtedness of the Maker, whether now existing or incurred or hereafter incurred or arising which by its terms or by the terms of the instrument creating such Indebtedness provides, in substance, that it is senior to or superior in right of payment to the Junior Claims; provided, however, that "Senior Claims" shall not include any Indebtedness of the Maker which is owed to a subsidiary or affiliate of the Maker. As used herein, the term "affiliate" shall mean, with respect to any person or party, (i) any person or party controlling, controlled by or under common control with any such person or party; or (ii) any director or officer of any such person or party or of any person or party referred to in clause (i) of this definition of "affiliate." As used herein, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or party, whether through the ownership of voting securities or voting interests, by contract or otherwise.

               (f) "Senior Holders" shall mean any or all of the holders of any or all of the Senior Claims, and their respective heirs, executors, personal representatives, administrators, successors and assigns.

          10.2 Subordination. Until the Senior Claims shall be paid in full, the Payee shall not take, demand or receive, and the Maker shall not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment on or security for the whole or any part of the Junior Claims, and without the Senior Holders' prior written consent, the Payee shall not take any action to enforce or collect amounts owing under the Junior Claims or act as a petitioning creditor in any Insolvency Proceeding (as such term is hereinafter defined) filed by or against the Maker, except as follows:

               (a) The Maker may make, and the Payee may receive and retain, payments and prepayments of the Principal Amount and accrued interest thereon unless (i) an event of default (a "Senior Default") shall have occurred and then be continuing (or would occur as a result of, and after giving effect to, such payment) under any Senior Claim, and (ii) the applicable Senior Holder or the Maker shall have given written notice of such Senior Default to the Payee at the Payee's address set forth herein (provided that (x) only one such notice may be given by any Senior Holder in any period of 12 consecutive months and (y) not more than five such notices may be given by all Senior Holders collectively during the term of this Note);

               (b) If the Maker fails to make any such payment to the Payee because payment is not permitted under the provisions of Section 10.2(a) hereof, then the Payee may commence any default proceedings or remedies in respect of the Junior Claims 90 days after notifying the applicable Senior Holder in writing (any such 90-day period being referred to herein as a "Stand-Still Period") of the Maker's failure to make such payment and of the Payee's desire to commence proceedings or remedies under this Section 10.2(b); provided, however, that at any time a payment is not made to the Payee and payment is permitted under the provisions of Section 10.2(a) hereof, the Payee may commence any default proceedings or remedies in respect of the Junior Claims; provided, further, however, that a Stand-Still Period shall terminate if the applicable Senior Default is rescinded or waived during such Stand-Still Period by the applicable Senior Holder (notice of which shall be given in writing by the Maker to the Payee) and the Payee may thereupon commence any default proceedings or remedies in respect of the Junior Claims; and provided further, however, that no proceedings or remedies shall be commenced by the Payee hereunder if, on the date on which the Payee would otherwise be entitled to commence such proceedings or remedies, the Maker shall have paid to the Payee all payments of the Principal Amount and accrued interest thereon then due and owing.

          10.3 Modifications to Senior Claims. Without notice to or consent by the Payee, (a) any demand by the Senior Holders for payment of the Senior Claims or any of them may be rescinded by the Senior Holders in whole or in part and any of the Senior Claims may be continued, and the Senior Claims, or the liability of the Maker or any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, or any obligation or liability of the Maker or any other party under any of the Senior Claims may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Holders or (b) the instruments evidencing the Senior Claims or any loan agreements, collateral security documents, guaranties or other documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Holders may deem advisable from time to time, and any collateral security at any time held by the Senior Holders for the payment of the Senior Claims may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Payee, which will remain bound under this Note, and all without impairing, abridging, releasing or affecting the subordination provided for herein, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release; provided, however, that the Senior Holders shall give written notice to the Payee of any rescission or waiver of a Senior Default as set forth in Section 10.2 hereof. The Payee waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Claims and notice of or proof of reliance by the Senior Holders upon this Section 10, and the Senior Claims shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 10, and all dealings between the Maker and the Senior Holders shall be deemed to have been consummated in reliance upon this Section 10.

          10.4 Termination. Upon the indefeasible payment in full of all Senior Claims, the provisions of this Section 10 shall terminate. In the event of any termination of the provisions of this Section 10 by operation of law, this agreement shall continue in full force and effect as to all Junior Claims and all Senior Claims outstanding at the date of such termination, until such Senior Claims have been fully and irrevocably paid and discharged.

          10.5 Notice to Senior Holders. Any notice to the Senior Holders or any party provided herein shall be effective only if in writing and directed to such address as such receiving Senior Holder or party may from time to time notify the other parties in writing.

          10.6 Waiver. No delay on the Senior Holders' part in exercising any right or rights hereunder or in failing to exercise the same shall operate as a waiver of such right or rights; and no notice to or demand on the Maker or the Payee shall be deemed a waiver of any obligation or duty of the Maker or the Payee or of the Senior Holders' right to take further action without notice or demand nor in any event shall any modification, alteration or waiver of any of the provisions of this Section 10 be effective unless in writing and signed for or on behalf of the Senior Holders and then only in the specific instance for which given.

          10.7 Subrogation. The Payee shall be subrogated to the Senior Holders' rights to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Claims to the extent that and at any time that any of the Senior Holders shall be paid in full and until the Junior Claims shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Holders of any cash, property or securities to which the Payee would be entitled, except for the provisions of this Section 10, and no payment over pursuant to the provisions of this Section 10 to or for the Senior Holders' benefit by the Payee, shall, as between the Maker, its creditors (other than the Senior Holders) and the Payee, reduce the Maker's indebtedness to the Payee hereunder or be deemed to be a payment by the Maker to or on account of the Junior Claims. It is understood that the provisions of this
Section 10 are intended solely for the purpose of defining the relative rights of the Payee, on the one hand, and the Senior Holders, on the other hand.

          10.8 Modifications to this Note. Until the Senior Claims shall be paid in full, the Payee shall not amend or modify the provisions of this Note, so as to advance the dates on which payments are scheduled to be made or increase the amounts payable on such dates.

     11. Transfer Documents. Neither this Note nor any rights or interests hereunder shall be assigned or otherwise transferred by the Payee without the express, prior written consent of the Maker, which consent may be granted or withheld in the sole and absolute discretion of the Maker; provided, however, that the Payee may, without the prior written consent of the Maker (but upon prior written notice to the Maker), assign or otherwise transfer this Note and the Payee's rights and interests hereunder (in whole but not in part) to any Permitted Transferee (as such term is hereinafter defined). In the event of any permitted assignment or other transfer by the Payee of this Note or any right or interest herein, an instrument of assignment or transfer shall be executed by the assignee or transferee and shall expressly state that the assignee or transferee agrees to be bound by all terms and conditions set forth herein.

     As used herein, the term "Permitted Transferee" with respect to the Payee means (i) a spouse (at the time of transfer, regardless of subsequent divorce);
(ii) a lineal ancestor or descendant; (iii) a lineal ancestor or descendant of a spouse or former spouse; (iv) the trustee or trustees of a trust at any time established by the Payee or any of his, her or its Permitted Transferees for the benefit of the Payee and/or one or more of his, her or its Permitted Transferees; (v) if the Payee is a trust, the beneficiaries of such trust; and
(vi) any entity owned entirely by the Payee or by the Payee and any combination of the persons or entities described in (i), (ii), (iii) or (iv) above.

     12. Governing Law. THIS NOTE IS MADE IN TARRANT COUNTY, TEXAS, AND THE LAWS OF THE STATE OF TEXAS SHALL GOVERN AND CONTROL THE CONSTRUCTION AND INTERPRETATION HEREOF (EXCEPT TO THE EXTENT APPLICABLE FEDERAL LAW PERMITS THE PAYEE TO CONTRACT FOR, CHARGE, TAKE, RECEIVE OR RESERVE A GREATER AMOUNT OF INTEREST).

     THE PAYEE AGREES, BY ITS ACCEPTANCE OF THIS NOTE, THAT VENUE IN ANY SUIT, PROCEEDING OR ACTION ARISING OUT OF OR INVOLVING THIS NOTE SHALL BE IN TARRANT COUNTY, TEXAS.

     13. Notices. All notices, demands and other communications provided for hereunder shall be in writing, and, if to the Payee, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery against return receipt, at _________________________________, (or to such other address as the Payee may designate to the Maker in writing) and, if to the Maker, shall be given by similar means to the Maker at 2821 West Seventh Street, Fort Worth, Texas 76107,
Attention: Vice President-Finance, telecopy: 817/390-2477, telephone: 817/390-2412 (or to such other address as the Maker may designate to the Payee in writing), and shall be deemed given when received.

     14. SEC Filings. The Maker has furnished to the Payee a copy of the Maker's Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission (the "SEC") for its fiscal year ended December 31, 1993 and a copy of the Maker's Quarterly Report on Form 10-Q (without exhibits) filed with the SEC for the fiscal quarter ended March 31, 1994. Until the Principal Amount and all interest accrued thereon shall be paid in full, the Maker shall provide to the Payee all Form 10-Ks and Form 10-Qs (including exhibits thereto at the specific request of the Payee) filed with the SEC after the Issuance Date under the Securities Exchange Act of 1934, as amended. The Maker shall, at the written request of the Payee (but not more than once during any 12-month period), provide to the Payee a list of all Senior Holders, including principal amounts owed to each as of the end of the most recent fiscal quarter for which such information is publicly available.

     IN WITNESS WHEREOF, the Maker has duly executed and delivered this Note on the Issuance Date.


                              JUSTIN INDUSTRIES, INC.



                              By:
                                   Richard J. Savitz, Vice President-
                                   Finance and Treasurer




                                  ATTACHMENT I

                         Designated Senior Indebtedness


                                                   Principal
                                                    Balance
Industrial Revenue Bonds                         As of 6/30/94

Houston - Citibank                                 $9,750,000
City of Tulsa - Bank of New York                   $6,500,000
Sarcoxie - Team Bank                                 $960,000
Oklahoma Industria Authority - First Interstate      $310,000
City of Perla - Second Issue - Jonesboro             $600,000

Bank Loans

Revolving Credit Agreement
 (a $72 million line of credit divided
 among NationsBank, Citibank, Bank
 of New York, BankOne and Texas
 Commerce Bank/Ft. Worth)                        $30,000,000

NationsBank, Texas Commerce Bank,
 Citibank, BankOne Term Loan                     $30,000,000

Texas Commerce Bank - Fort Worth                   $2,500,000
Overton Bank & Trust                               $2,000,000

Other Long Term Notes

Hornsby Note                                          $13,000
Dellinger (Tony Lama Debt)                       $119,000,000

                        Total                     $82,752,000